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                                                                EXHIBIT 10.14
                              EMPLOYMENT AGREEMENT

                                (W. Brett White)

                  EMPLOYMENT AGREEMENT (the "Agreement") dated as of July 20, 2001 by and between CB Richard Ellis Services, Inc. (the "Company") and W. Brett White ("Executive").

                  WHEREAS, the Company, CBRE Holding, Inc. and BLUM CB Corp. have entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") pursuant to which BLUM CB Corp will be merged with and into the Company (the "Merger"); and

                  WHEREAS, the Company desires that, upon the consummation of the Merger, Executive continue to be employed by the Company and Executive enter into an agreement embodying the terms of such employment and Executive desires to continue such employment with the Company and enter into such an agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

                  1.  Term of Employment.
                      ------------------

                      a.  Effectiveness. This Agreement shall constitute a
                          -------------
inding agreement between the parties as of the date hereof; provided, that, notwithstanding any other provision of this Agreement, the operative provisions of this Agreement shall become effective only upon the Effective Time (as defined in the Merger Agreement) (such date being hereinafter referred to as the "Effective Date"), at which time, this Agreement shall constitute a binding obligation of the Company. In the event the Merger Agreement is terminated for any reason without the Effective Date having occurred, this Agreement shall be terminated without further obligation or liability of either party.

                      b.  Term of Employment. Subject to the provisions of
                          ------------------
Section 8 of this Agreement, Executive shall be employed by the Company for a period commencing on Effective Date and ending on the third anniversary of the Effective Date (the "Employment Term") on the terms and subject to the conditions set forth in this Agreement; provided, however, that commencing with -------- ------- the first day following the third anniversary of the Effective Date and on each anniversary of such day thereafter (each an "Extension Date"), the Employment Term shall be automatically extended for an additional twelve month period, unless the Company or Executive provides the other party hereto at least 120 days prior written notice before the next Extension Date that the Employment Term shall not be so extended.

                  2.  Position.
                      --------

                      a. During the Employment Term, Executive shall serve as the Company's Chairman of the Americas. In such position, Executive shall have such duties and authority, at least as broad as the duties and authority Executive had immediately prior to the

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                                                                             2

Effective Date and consistent with other privately held companies similar to the Company, as shall be determined from time to time by the Board of Directors of the Company (the "Board"). If requested, Executive shall also serve as a member of the Board without additional compensation.

               b. During the Employment Term, Executive will devote Executive's full business time and best efforts to the performance of Executive's duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the rendition of such services either directly or indirectly, without the prior written consent of the Board; provided that nothing herein
                                                --------
shall preclude Executive, subject to the prior approval of the Board, from accepting appointment to or continue to serve on any board of directors or trustees of any business corporation or any charitable organization; provided
                                                                     --------
that in each case, and in the aggregate, such activities do not conflict or interfere with the performance of Executive's duties hereunder or conflict with
Section 8.

         3.   Base Salary. During the Employment Term, the Company shall pay
              -----------
Executive a base salary at the annual rate of $395,000, payable in regular installments in accordance with the Company's usual payment practices. Executive shall be entitled to such increases in Executive's base salary, if any, as may be determined from time to time in the sole discretion of the Board. Executive's annual base salary, as in effect from time to time, is hereinafter referred to as the "Base Salary."

         4.   Annual Bonus. With respect to each fiscal year during the
              ------------
Employment Term, Executive shall be eligible to earn an annual bonus award (an "Annual Bonus") of up to 200 percent (200%) of Executive's bonus target, as determined by the Board (the bonus target for fiscal year 2001 shall equal $675,000) (the "Target") based upon the achievement of annual performance targets established by the Board, in consultation with the Company's Chief Executive Officer, within the first three months of each fiscal year during the Employment Term. The Annual Bonus for the fiscal year 2001 shall be based on the Company's performance for the full fiscal year and shall be determined in accordance with the methodology applied to the annual bonus received by Executive for the fiscal year 2000.

         5.   Employee Benefits.  During the Employment Term, Executive shall be
              -----------------
provided health, life and disability insurance and retirement and fringe benefits on the same basis as those benefits are generally made available to other senior executives of the Company.

         6.   Business Expenses. During the Employment Term, reasonable
              -----------------
business expenses incurred by Executive in the performance of Executive's duties hereunder shall be reimbursed by the Company in accordance with Company policies.

         7.   Termination. The Employment Term and Executive's employment
              -----------
hereunder may be terminated by either party at any time and for any reason; provided that Executive will be required to give the Company at least 60 days
--------
advance written notice of any resignation of Executive's employment. Notwithstanding any other provision of this Agreement, the provisions of this
Section 7 shall exclusively govern Executive's rights upon termination of employment with the Company and its affiliates.

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                                                                              3


                     a.   By the Company For Cause or By Executive Resignation
                          ----------------------------------------------------
Without Good Reason.
-------------------

               (i) The Employment Term and Executive's employment hereunder may be terminated by the Company for Cause (as defined below) and shall terminate automatically upon Executive's resignation without Good Reason (as defined in Section 7(c)).

               (ii) For purposes of this Agreement, "Cause" shall mean (A) willful failure to perform duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to Executive of such failure, (B) conviction of a felony, (C) willful malfeasance or misconduct which is materially and demonstrably injurious to the Company, or (D) breach by Executive of the material terms of this Agreement including, without limitation, Sections 8 and 9 of this Agreement. For the purpose of the preceding sentence, clause (A) only applies to the extent Executive refuses to undertake the duties of Executive's office and does not apply to situations where, although Executive is undertaking the duties of Executive's office to the best of Executive's ability in good faith, a disagreement exists with regard to the quality of the services rendered by Executive; provided further that, no act or failure to act shall be
                       --------
considered "willful" unless it is done, or omitted to be done, in bad faith without a reasonable belief that the action or omission was in the best interests of the Company.

               (iii) If Executive's employment is terminated by the Company for Cause, or if Executive resigns without Good Reason, Executive shall be entitled to receive:

                     (A)  the Base Salary through the date of termination;

                     (B) any Annual Bonus earned but unpaid as of the date of termination for any previously completed fiscal year;

                     (C) reimbursement for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to the date of Executive's termination; and

                     (D) such employee benefits, if any, as to which Executive may be entitled under the employee benefit plans of the Company (the amounts described in clauses (A) through (D) hereof being referred to as the "Accrued Rights").

               Following such termination of Executive's employment by the Company for Cause or resignation by Executive without Good Reason, except as set forth in this Section 7(a)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

                     b.   Disability or Death.
                          --------------------

               (i) The Employment Term and Executive's employment hereunder shall terminate upon Executive's death and may be terminated by the Company if Executive becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform Executive's duties (such incapacity is hereinafter referred to as "Disability"). Any

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                                                                             4

question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement.

                (ii) Upon termination of Executive's employment hereunder for either Disability or death, Executive or Executive's estate (as the case may be) shall be entitled to receive:

                     (A) the Accrued Rights; and

                     (B) a pro rata portion of any Annual Bonus, if any, that
             Executive would have been entitled to receive pursuant to Section 4 of this Agreement in such year (i) based upon the percentage of the fiscal year that shall have elapsed through the date of Executive's termination of employment and (ii) to the extent payment of the Annual Bonus is based upon subjective individual performance criteria, based upon the actual performance of Executive during the portion of such fiscal year that Executive was employed by the Company prior to such death or Disability, payable when such Annual Bonus would have otherwise been payable had Executive's employment not terminated (the "Prorated Termination Bonus").

                  Following Executive's termination of employment due to death or Disability, except as set forth in this Section 7(b)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

                      c.   By the Company Without Cause or Resignation by
                           ----------------------------------------------
Executive for Good Reason.
-------------------------

                (i) The Employment Term and Executive's employment hereunder may be terminated by the Company without Cause (other than due to death or Disability) or by Executive's resignation for Good Reason (in each case, a "Qualifying Termination").

                (ii)  For purposes of this Agreement, "Good Reason" shall mean
(A) a substantial diminution in Executive's position or duties, adverse changes in reporting lines, or assignment of duties materially inconsistent with Executive's position, (B) any reduction in Executive's Base Salary or material adverse change in Executive's Annual Bonus opportunity (C) failure of the Company to pay compensation or benefits when due under the Agreement or (D) a requirement by the Company that Executive relocate his principal office greater than 50 miles from his principal office as of the date hereof, in each case which is not cured within 30 days following the Company's receipt of written notice from the Senior Manager describing the event constituting Good Reason.

                (iii) If Executive's employment is terminated in a Qualifying Termination, Executive shall be entitled to receive:

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                                                                             5

                     (A)   the Accrued Rights; and

                     (B) subject to Executive's continued compliance with the provisions of Sections 9 and 10, continued payment of the Base Salary and average Annual Bonus (based upon the previous two fiscal years) for a period of two years (the "Severance Period"), such payment to be made on substantially the same periodic basis as payments of Base Salary to Executive were made immediately prior to the Qualifying Termination; and

                     (C) continued coverage under the Company's medical plans on the same basis as the Company's actively employed executives until the earlier of (x) the expiration of the Severance Period and
             (y) the date Executive becomes eligible for comparable (or better) coverage under any successor employer's medical plan.

                The Company's payment obligations under Section 7(c)(iii)(B) shall not be contingent on any attempt by Executive to obtain other employment and shall continue, subject to the provisions of Section 8, notwithstanding Executive's employment following a Qualifying Termination. Following a Qualifying Termination, except as set forth in this Section 7(c)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement. In addition, the severance provided under this Section 7(c)(iii) contains the exclusive source of severance for Executive and Executive shall not be entitled to any severance payments under any severance plans, programs, arrangements or agreements maintained by the Company or its affiliates.

                     d.   Expiration of Employment Term.
                          -----------------------------

                (i)  Election Not to Extend the Employment Term. In the event
                     ------------------------------------------
either party elects not to extend the Employment Term pursuant to Section 1 of this Agreement, unless Executive's employment is earlier terminated pursuant to paragraphs (a), (b) or (c) of this Section 7, Executive's termination of employment hereunder (whether or not Executive continues as an employee of the Company thereafter) shall be deemed to occur on the close of business on the day immediately preceding the next scheduled Extension Date and, unless Executive continues as an employee of the Company, Executive shall be entitled to receive the Accrued Rights and the Prorated Termination Bonus as soon as practicable following such termination.

                Following such termination of Executive's employment hereunder as a result of either party's election not to extend the Employment Term, except as set forth in this Section 7(d)(i), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

                (ii) Continued Employment Beyond the Expiration of the
                     -------------------------------------------------
Employment Term. Unless the parties otherwise agree in writing, continuation of
---------------
Executive's employment with the Company beyond the expiration of the Employment Term shall be deemed an employment at-will and shall not be deemed to extend any of the provisions of this Agreement and Executive's employment may thereafter be terminated at will by either Executive or the Company; provided that the
                                                       --------
provisions of Sections 8, 9 and 10 of this Agreement shall survive any termination of this Agreement or Executive's termination of employment hereunder.

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                                                                               6


              e.    Notice of Termination. Any purported termination of
                    ---------------------
employment by the Company or by Executive (other than due to Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11(g) of this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

              f.    Board/Committee Resignation. Upon termination of Executive's
                    ---------------------------
employment for any reason, Executive agrees to resign, as of the date of such termination and to the extent applicable, from the Board (and any committees thereof) and the Board of Directors (and any committees thereof) of any of the Company's affiliates.

         8.   Non-Competition.
              ---------------

              a. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

         (1) During the Employment Term and, for a period of two years following the date Executive ceases to be employed by the Company (the "Restricted Period"), provided that Executive has ceased to be employed pursuant to a Qualifying Termination, Executive will not, whether on Executive's own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly solicit or assist in soliciting in competition with the Company, the business of any client or prospective client:

              (i) with whom Executive had personal contact or dealings on behalf of the Company during the one year period preceding Executive's termination of employment;

              (ii) with whom employees reporting to Executive have had personal contact or dealings on behalf of the Company during the one year immediately preceding the Executive's termination of employment; or

              (iii) for whom Executive had direct or indirect responsibility during the one year immediately preceding Executive's termination of employment.

         (2) During the Restricted Period, provided that Executive has ceased to be employed pursuant to a Qualifying Termination, Executive will not directly or indirectly:

              (i) engage in any business that competes with the business of the Company or its controlled affiliates (including, without limitation, businesses which the Company or its controlled affiliates have specific plans to conduct in the future and as to which Executive is aware of such planning) in any geographical area that is within 100 miles of any geographical area where the Company or its controlled affiliates manufactures, produces, sells, leases, rents,

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                                                                               7


                    licenses or otherwise provides its products or services (a "Competitive Business");

              (ii) enter the employ of, or render any services to, any person or entity (or any division of any person or entity) who or which engages in a Competitive Business;

              (iii) acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

              (iv) interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its affiliates and customers, clients, suppliers, partners, members or investors of the Company or its affiliates.

        (3) Notwithstanding anything to the contrary in this Agreement, Executive may, (x) directly or indirectly own, solely as an investment, securities of any person engaged in the business of the Company or its affiliates which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such person and (y) continue during the Employment Term and the Restricted Period to participate in any business participated in by Executive as of the date hereof and listed on Exhibit A which is or may in the future be a Competitive Business, in a manner consistent with Executive's participation in such business as of the date hereof.

        (4) During the Restricted Period, Executive will not, whether on Executive's own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly:

              (i) solicit or encourage any employee of the Company or its affiliates to leave the employment of the Company or its affiliates; or

              (ii) hire any such employee who was employed by the Company or its affiliates as of the date of Executive's termination of employment with the Company or who left the employment of the Company or its affiliates coincident with, or within one year prior to or after, the termination of Executive's employment with the Company.

        (5) During the Restricted Period, Executive will not, directly or indirectly, solicit or encourage to cease to work with the Company or its affiliates any consultant then under contract with the Company or its affiliates.

              b. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 8 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or

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                                                                               8

any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

               9.   Confidentiality. Executive will not at any time (whether
                    ---------------
during or after Executive's employment with the Company) disclose, retain, or use for Executive's own benefit, purposes or account or the benefit, purposes or account of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, know-how, software developments, inventions, formulae, technology, designs and drawings, or any Company property or confidential information relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising, costs, marketing, trading, investment, sales activities, promotion, manufacturing processes, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company ("Confidential Information") without the written authorization of the Board; provided that the
                                                              --------
foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of Executive's breach of this covenant or the wrongful acts of others who were under confidentiality obligations as to the item or items involved. Except as required by law, Executive will not disclose to anyone, other than Executive's immediate family and legal or financial advisors, the existence or contents of this Agreement; provided that Executive may disclose to any prospective future
                --------
employer the provisions of Sections 8 and 9 of this Agreement provided they agree to maintain the confidentiality of such terms. Executive agrees that upon termination of Executive's employment with the Company for any reason, Executive will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company, its affiliates and subsidiaries, except that Executive may retain only those portions of personal notes, notebooks and diaries that do not contain Confidential Information of the type described in the preceding sentence. Executive further agrees that Executive will not retain or use for Executive's own benefit, purposes or account or the benefit, purposes or account of any other person, firm, partnership, joint venture, association, corporation or other business designation, entity or enterprise, other than the Company and any of its subsidiaries or affiliates, at any time any trade names, trademark, service mark, other proprietary business designation, patent, or other intellectual property used or owned in connection with the business of the Company or its affiliates.

               10.  Specific Performance. Executive acknowledges and agrees that
                    --------------------
the Company's remedies at law for a breach or threatened breach of any of the provisions of Sections 8 or 9 would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific

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                                                                               9


performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

        11.   Miscellaneous.
              -------------

              a. Governing Law. This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

              b. Entire Agreement/Amendments. This Agreement contains the entire
                 ---------------------------
understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

              c. No Waiver. The failure of a party to insist upon strict
                 ---------
adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

              d. Severability. In the event that any one or more of the
                 ------------
provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

              e. Assignment. This Agreement shall not be assignable by
                 ----------
Executive. This Agreement may be assigned by the Company to a person or entity which is an affiliate or a successor in interest to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity.

              f. Successors; Binding Agreement. This Agreement shall inure to
                 -----------------------------
the benefit of and be binding upon the parties hereto and their respective successors in interest.

              g. Notice. For the purpose of this Agreement, notices and all
                 ------
other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

        If to the Company:

        CB Richard Ellis Services, Inc.
        200 North Sepulveda Boulevard
        El Segundo, CA 90245
        Attention: General Counsel

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                                                                              10


         If to Executive:

         To the most recent address of Executive set forth in the personnel records of the Company.

              h.  Executive Representation. Executive hereby represents to the
                  ------------------------
Company that the execution and delivery of this Agreement by Executive and the Company and the performance by Executive of Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Executive is a party or otherwise bound.

              i.  Prior Agreements. This Agreement supercedes all prior
                  ----------------
agreements and understandings (including verbal agreements) between Executive and the Company and/or its affiliates regarding the terms and conditions of Executive's employment with the Company and/or its affiliates.

              j.  Cooperation. Executive shall provide Executive's reasonable
                  -----------
cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive's employment hereunder. This provision shall survive any termination of this Agreement.

              k.  Withholding Taxes. The Company may withhold from any amounts
                  -----------------
payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

              l.  Counterparts. This Agreement may be signed in counterparts,
                  ------------
each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     CB RICHARD ELLIS SERVICES, INC.



                                             /s/ Walter V. Stafford
                                     -------------------------------------------
                                     By:     Walter V. Stafford
                                             -----------------------------------
                                     Title:  Senior Executive Vice President
                                             -----------------------------------



                                     EXECUTIVE


                                          /s/ W. Brett White
                                     -------------------------------------------
                                     W. Brett White